United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 3, 2017
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)

001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2017, Fidelity National Financial Ventures, LLC (“FNFV”), a Delaware limited liability company and a subsidiary of Fidelity National Financial, Inc. (“FNF”), Fidelity Newport Holdings, LLC (“FNH” and, together with FNFV, the “Sellers”), a Delaware limited liability company and a majority-owned subsidiary of FNFV, and 99 Restaurants, LLC (“99 Restaurants”), a wholly-owned subsidiary of FNH, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with J. Alexander’s Holdings, Inc. (“JAX”), a Tennessee corporation, J. Alexander’s Holdings, LLC (“JAX Op”), a Delaware limited liability company and a majority-owned subsidiary of JAX, and Nitro Merger Sub, Inc. (“Merger Sub”), a Tennessee corporation and a wholly-owned subsidiary of JAX Op. 99 Restaurants is the owner of the Ninety Nine Restaurant & Pub restaurant concept (“Ninety Nine Restaurants”). Pursuant to the Merger Agreement and as a result of the transactions contemplated thereby (the “Transactions”), JAX will acquire Ninety Nine Restaurants pursuant to the merger of Merger Sub with and into 99 Restaurants, whereupon the separate existence of Merger Sub shall cease and 99 Restaurants shall continue as the surviving company and a subsidiary of JAX Op (such merger transaction, the “Merger”).
The transaction is valued at $199 million. Consideration paid by JAX and JAX Op to the Sellers will consist solely of newly issued equity valued at $179 million, issued in the form of 16,272,727 Class B Units of JAX Op and 16,272,727 shares of Class B Common Stock of JAX, and the assumption of $20 million in net debt (as described further below). For purposes of the Merger, each Class B Unit of JAX Op, together with one share of Class B Common Stock of JAX, will be issued at an agreed price of $11.00. The number of Class B Units, and corresponding shares of Class B Common Stock, to be issued in the Merger was determined by dividing $179 million by $11.00.
The merger consideration will be subject to a customary net working capital adjustment by comparing the actual net working capital of Ninety Nine Restaurants as of the closing of the Transactions (the “Closing”) to a target net working capital amount. Any adjustment to the merger consideration in favor of JAX will be paid via the cancellation of outstanding Class B Units held by the Sellers, and a corresponding number of shares of Class B Common Stock, valued at $11.00 per unit/share combination. Any adjustments to the merger consideration in favor of the Sellers will be paid via the issuance of additional Class B Units to the Sellers, and a corresponding number of shares of Class B Common Stock, valued at $11.00 per unit/share combination.
99 Restaurants and the Sellers will undertake certain actions prior to the Closing (such pre-closing actions, the “Pre-Closing Transactions”). The Pre-Closing Transactions will include (i) FNH will undergo a reorganization of certain of its subsidiaries, resulting in 99 Restaurants becoming a direct, wholly owned subsidiary of FNH (the “FNH Reorganization”), (ii) FNFV will contribute $40 million in cash to 99 Restaurants in exchange for newly issued membership interests in 99 Restaurants (the “FNFV Cash Contribution”), and (iii) 99 Restaurants will assume $60 million of the currently outstanding indebtedness of certain of its affiliates (the “Debt Assumption”), $40 million of which will be repaid immediately following the Closing with the proceeds of the FNFV Cash Contribution. After giving effect to the Debt Assumption and the FNFV Cash Contribution, JAX will assume up to $20 million in net debt as additional consideration.

The completion of the Transactions is subject to the satisfaction or waiver of various customary conditions set forth in the Merger Agreement, including (i) JAX’s shareholders’ approval of the Merger Agreement and the Transactions (as described in further detail below), (ii) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any restraint or law preventing or prohibiting the consummation of the Merger, (iv) the accuracy of 99 Restaurants’ and JAX’s representations and warranties (subject to certain materiality qualifiers), (v) the Sellers’, 99 Restaurants’ and JAX’s (and each of their respective subsidiaries’) compliance in all material respects with their respective obligations under the Merger Agreement, (vi) the filing and acceptance of JAX’s amended and restated charter, the reclassification of JAX’s existing common stock as Class A Common Stock and the approval by the New York Stock Exchange (“NYSE”) of the listing of JAX’s Class A Common Stock, (vii) the occurrence of the Pre-Closing Transactions, (viii) the receipt of consent of the lenders under the credit facility of certain 99 Restaurants affiliates to the consummation of the Debt Assumption and the Transactions, and (ix) no material adverse effect having occurred with respect to JAX and its subsidiaries or Ninety Nine Restaurants. Furthermore, JAX’s obligation to consummate the Transactions is subject to (i) the continued effectiveness of the agreement entered into on August 3, 2017, terminating that certain Management Consulting Agreement, by and between Black Knight Advisory Services, LLC and JAX Op, dated as of September 28, 2015, in exchange for a termination fee to be paid by JAX Op; (ii) the entrance by JAX and FNF into a waiver agreement, pursuant to which FNF will (A) waive all covenants and other provisions of that certain Tax Matters Agreement between FNF and JAX, dated September 16, 2015 (the “Tax Matters Agreement”), that would prohibit or in any way purport to restrict the consummation of the Transactions in accordance with the terms of Merger Agreement and (B) waive, on behalf of itself and the applicable indemnified parties in that certain Separation and Distribution Agreement between FNF and JAX, dated September 16, 2015 (the “Separation and Distribution Agreement”) and the Tax Matters Agreement, the right of FNF and any such applicable indemnified party to seek indemnification from or make claims against JAX under the Separation and Distribution Agreement or the Tax Matters Agreement arising out of any liability incurred or loss suffered by FNF or any such applicable indemnified party relating to, arising out of or resulting from the Transactions; and (iii) the receipt by JAX of certain audited combined financial statements of Ninety Nine Restaurants.

The Merger Agreement contains mutual customary representations and warranties made by each of JAX, JAX Op, Merger Sub and 99 Restaurants, and certain representations and warranties by each of the Sellers. Each of JAX and 99 Restaurants have additionally agreed, subject to certain exceptions, to conduct their respective restaurant businesses in the ordinary course consistent with past practice between the execution of the Merger Agreement and the Closing and not to take certain actions during such period without the prior consent of the other party.

The Merger Agreement contains certain termination rights for each of 99 Restaurants and JAX. Upon termination of the Merger Agreement by 99 Restaurants or JAX under specified circumstances, JAX will be required to pay 99 Restaurants a termination fee equal to $4 million.

The Merger Agreement imposes indemnification obligations on each of the Sellers and JAX, subject to (in addition to other customary limitations) a $1.99 million deductible and a $19.9 million cap. The Sellers, on a several (and not joint) basis, and JAX are each required to indemnify the other party and its related parties for any losses arising out of or relating to any breaches of 99 Restaurants’ and the Sellers’ representations, warranties and covenants and JAX’s and its subsidiaries’ representations, warranties and covenants, respectively, which obligations will survive for a period of twelve (12) months following the Closing. In addition, the Sellers shall indemnify JAX for any pre-closing taxes and any liabilities for which JAX is responsible under the Tax Matters Agreement or the Separation and Distribution Agreement arising as a result of or in connection with the Transactions, which obligations will survive until thirty (30) days following the expiration of the applicable statute of limitations for such liabilities. Indemnification obligations will be settled by the cancellation of then-existing Class B Units, and a corresponding number of shares of Class B Common Stock, held by the Sellers on a pro rata basis (where the Sellers are the indemnifying parties) or the issuance of additional Class B Units and shares of Class B Common Stock to the Sellers on a pro rata basis (where JAX is the indemnifying party). The number of unit/share combinations to be cancelled or issued will be determined by dividing the amount of the indemnification losses by the volume weighted averages of the trading prices of the Class A Common Stock of JAX as reported for each of the ten (10) consecutive trading days ending on (and including) the trading day that is two (2) trading days prior to the date of the final determination of the indemnification loss.

The consummation of the Transactions is subject to certain approvals by JAX’s shareholders, including the affirmative vote of the holders of a majority of the outstanding shares of JAX common stock. In addition, because the Transactions may constitute conflicting interest transactions under Tennessee law as a result of certain interests and relationships between JAX and its directors and the Sellers, JAX and its board of directors determined that the Merger Agreement and the Transactions should be approved by, and the Merger Agreement requires, the affirmative vote of a majority of the votes cast by a quorum of the holders of the outstanding shares of JAX common stock that constitute “qualified shares” within the meaning of Section 48-18-704 of the Tennessee Business Corporation Act. The adoption of the JAX’s amended and restated charter will also require the affirmative vote of the holders of 66 2/3% of the outstanding shares of JAX’s common stock. The affirmative vote of a majority of the votes cast by the shareholders will also be required for the issuance of Class B Units and Class B Common Stock to the Sellers as provided in the Merger Agreement under applicable rules of the NYSE. The foregoing shareholder approvals will be solicited pursuant to a definitive proxy statement to be filed by JAX in connection with a special meeting of JAX’s shareholders.

Summary Disclaimer

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement incorporated by reference into this Current Report on Form 8-K are intended solely to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about FNF, FNFV, FNH or 99 Restaurants in FNF's public reports filed with the SEC. The foregoing description of the Merger Agreement and the transactions contemplated thereby (including the Merger) does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated into this report by reference to Exhibit 2.1 of the J. Alexander’s Holdings, Inc. Current Report on Form 8-K filed with the SEC on August 7, 2017.

The Merger Agreement has been incorporated by reference hereto solely to provide investors and security holders with information regarding its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in the summaries provided herein, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to each of these agreements to be characterizations of the actual state of facts or condition of FNF, FNFV, FNH, 99 Restaurants or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in FNF’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that FNF has publicly filed with the SEC.

Item 8.01.	Other Events.

On August 4, 2017, FNFV issued a press release announcing the transactions contemplated by the agreements described herein. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of August 3, 2017, by and among J. Alexander’s Holdings, Inc., J. Alexander’s Holdings, LLC, Nitro Merger Sub, Inc., Fidelity National Financial Ventures, LLC, Fidelity Newport Holdings, LLC and 99 Restaurants, LLC (incorporated by reference to Exhibit 2.1 of the J. Alexander’s Holdings, Inc. Current Report on Form 8-K filed with the SEC on August 7, 2017)*

99.1	Press release, dated August 4, 2017, of Fidelity National Financial Ventures, LLC announcing Merger of 99 Restaurant & Pub with J. Alexander’s in Stock for Stock Combination
*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FNF agrees to furnish supplementally a copy of any omitted schedule or exhibits to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	August 8, 2017	By:	/s/Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary